Exhibit 99.1

For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

tracimangini@EGT-Group.com

872/802-4227

ENTERTAINMENT GAMING ASIA INC. ANNOUNCES PLANNED DEPARTURE OF

CHIEF ACCOUNTING OFFICER AND SUCCESSION PLAN

Hong Kong – September 1, 2015 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on emerging gaming markets in Pan-Asia, today announced that Andy Tsui, Chief Accounting Officer, has served notice to resign effective as of September 30, 2015 to pursue another career opportunity. Ms. Traci Mangini, the Company’s Senior Vice President Corporate Finance, has been appointed the interim Chief Financial Officer effective as of October 1, 2015. Mr. Tsui has agreed to continue to assist the Company on an as needed basis for a period following his departure to best ensure a seamless transition.

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, commented, “Andy has been a valued member of our management team for more than seven years and was instrumental in building a solid finance organization. On behalf of the Company and our board of directors, I thank him for his dedicated service and his willingness to stay on board to ensure a successful transition. We wish him well in his future endeavors.

“We are pleased that Traci has agreed to step into the role of interim Chief Financial Officer as we continue our efforts to grow and expand our operations. Traci has more than 15 years of financial experience, including over seven years at the Company where she has worked closely with our financial statements and public disclosures.”

Ms. Mangini joined Entertainment Gaming Asia in June 2008 as senior vice president corporate finance after spending approximately eight years in equity research. For five years prior to joining the Company, she worked at ThinkEquity, a then subsidiary of Panmure Gordon & Co., where she became a partner and was a senior equity research analyst responsible for coverage of companies in the domestic and international gaming sector. Previously, she also served as a vice president and research analyst covering consumer companies at both Merriman Curhan Ford & Company and First Security Van Kasper, which was acquired by Wells Fargo & Company. Ms. Mangini holds a master of science in quantitative analysis from Boston University and a bachelor of arts in business administration from the University of San Diego.

- more -

Entertainment Gaming Asia Announces Departure of CAO and Succession Plan, 9/1/2015

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT), an indirect, majority-owned subsidiary of Melco International Development Limited, is a gaming company in Pan-Asia engaged in the leasing of electronic gaming machines on a revenue sharing basis to the gaming industry in Cambodia and the Philippines and the development and operation of gaming venues in Asia under its “Dreamworld” brand.  The Company also manufactures and sells RFID and traditional gaming chips and plaques to major casinos under its “Dolphin” brand.

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the Company’s ability to grow and expand its operations. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 26, 2015 and subsequently filed quarterly reports on Form 10-Q. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

# # #